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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 20, 2003
................................................................................
                Date of Report (Date of earliest event reported)


                         Reality Wireless Networks, Inc.
................................................................................
             (Exact name of registrant as specified in its charter)

            Nevada                                      88-0422026
................................................................................
  (State or other jurisdiction  (Commission           (IRS Employer
         of incorporation)        File Number)         Identification No.)


          120 W. Campbell Ave., to Suite E, Campbell, California 95008
................................................................................
               (Address of principal executive offices) (Zip Code)

                                 (408) 379-3822
................................................................................
               Registrant's telephone number, including area code






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Item 5.           Other Events and Regulation FD Disclosure.

On Friday, August 15, 2003, Reality Wireless Networks, Inc., a Nevada corporation ("RWNT"), cancelled two stock certificates in the name of Ischian Holdings, Ltd., a British Virgin Islands International Business Company ("Ischian"), representing Forty Million (40,000,000) shares of RWNT common stock (the "Stock"). The Stock had been issued by RWNT in connection with the Regulation S Stock Purchase Agreement (the "Agreement"), and the amendment thereto (the "Amendment"), between RWNT and Ischian, pursuant to which Ischian was to provide bridge financing to RWNT in the amount of Five Hundred Thousand Dollars ($500,000) in exchange for the Stock (the "Funds"). The Stock was never transferred to Ischian, but remained in escrow prior to the cancellation of the stock certificates per the terms of the escrow agreement between the parties regulating the transfer of the Funds in exchange for the Stock.

Pursuant to the terms of the Agreement, the Stock was to be transferred to Ischian upon satisfaction of the terms of the Agreement. The Agreement between Ischian and RWNT did not close, and therefore the certificates representing the Stock were cancelled and the Stock was returned to the treasury of RWNT.

Item 7.           Financial Statements and Exhibits.

(c) The following exhibits are filed as part of this report:

        10.1     Regulation S Stock Purchase Agreement

        10.2     First Amendment to the Regulation S Stock Purchase Agreement



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Reality Wireless Networks, Inc.
                                             (Name of Registrant)


Date:  August 20, 2003                      /s/ Victor Romero
                                            ---------------------------
                                                     By: Victor Romero
                                                     Its: President






                                INDEX TO EXHIBITS

Exhibit Number
                    Description

10.1                Regulation S Stock Purchase Agreement

10.2                First Amendment to the Regulation S Stock Purchase Agreement


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